Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
BAB (DELAWARE), INC.

I the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I
The name of the Corporation is BAB (Delaware), Inc. (the "Corporation").

ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of the Corporation's registered agent at that address is Incorporating Services, Ltd.

ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

ARTICLE IV
The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of common stock, each having a par value of $0.001, and 10,000,000 shares of preferred stock, each having a par value of $0.001. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii)entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments; and/or (v) entitled to voting rights, including extraordinary or limited voting rights; all as may be stated in such resolution or resolutions of the Board of Directors.

ARTICLE V
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

(2) The directors of the Corporation shall have concurrent power with the stockholders of the Corporation to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors of the Corporation need not be by written ballot unless the By-Laws of the Corporation so provide. A director may be removed, at any time, either with our without cause, by the affirmative vote of holders of a majority of the voting power of shares of stock then entitled to vote with respect to the election of such director.

(4) No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article V shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders of the Corporation; PROVIDED, HOWEVER, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors of the Corporation which would have been valid if such By-Laws had not been adopted.

(6) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation.

(7) Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors of the Corporation, (ii) the Chief Executive Officer of the Corporation or (iv) the Board of Directors of the Corporation. The stockholders of the Corporation may not call a special meeting of the stockholders of the Corporation.

ARTICLE VI
Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation.

ARTICLE VII
Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this

Article VII.
Any amendment or repeal of this Article VII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal. The Corporation may, to the extent authorized from time to time by the Board of Directors of the Corporation, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of the stockholders of the Corporation or disinterested directors of the Corporation or otherwise. Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE VIII
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV above.

The name and address of the incorporator is Lawrence D. Rovin, Esquire,
260 S. Broad Street, Philadelphia, Pennsylvania 19102.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 23rd day of August, 2000.

Lawrence D. Rovin, Esquire
Incorporator

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING

BAB HOLDINGS, INC.
(an Illinois corporation)

INTO

BAB (DELAWARE), INC.
(a Delaware corporation)

**************

BAB Holdings, Inc. (the “Parent Corporation”), a corporation organized and existing under the laws of Illinois.
DOES HEREBY CERTIFY THAT:
FIRST: That this corporation was incorporated on the 25th day of November, 1992, pursuant to the Business Corporation Act of the State of Illinois, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of the said state.
SECOND: That this corporation owns 100% of the outstanding shares of each class of the stock of BAB (Delaware), Inc., a corporation incorporated on the 23rd day of August, 2000, pursuant to the General Corporation Law of the State of Delaware.
THIRD: An Agreement and Plan of Merger between the constituent corporation s to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.
FOURTH: Pursuant to Section 253(a) of the Delaware General Corporation Law, the board of directors approved the agreement and plan o merger by unanimous written consent on October 18, 2000.
FIFTH: The Certificate of Incorporation of the surviving corporation shall be amended by this Certificate of Merger in the following manner:
The name of the surviving corporation shall be changed to:
Planet Zanett, Inc.

SIXTH: That the proposed merger has been adopted, approved, certified, executed and acknowledged by the Parent Corporation in accordance with the laws of the State of Illinois, under which the corporation was organized.
SEVENTH: A copy of the Agreement and Plan of Merger is on file at the offices of the surviving corporation, the address of which is provided below, and a copy of the Agreement and Plan of Merger will be furnished, upon request and without any cost, to any stockholder of the constituent corporation.

135 E. 57th Street, 15th Floor New York, NY 10022

EIGHTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of BAB Holdings, Inc. at any time prior to the time that this merger filed with the Secretary of State becomes effective.
NINTH: The Certificate of Ownership and Merger shall be effective upon the date of filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, said BAB Holdings, Inc. has caused this Certificate to be signed by Michael K. Murtaugh, its President, this 18th day of October, 2000.

BAB HOLDINGS, INC.

By:	/s/ Michael K. Murtaugh
Name: Michael K. Murtaugh
Title: President

Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
PLANET ZANETT, INC.
(a Delaware Corporation)

PLANET ZANETT, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”)

DOES HEREBY CERTIFY:

FIRST: That on August 26, 2002, the Board of Directors of the corporation duly adopted a resolution proposing to amend Article I to the Certificate of Incorporation of this Corporation (the “Amendment”), declaring said Amendment to be advisable and in the best interest of this Corporation and its stockholders;

SECOND: That on August 26, 2002, by partial written consent in accordance with Section 228 of the General Corporation Law, the stockholders of this corporation approved the Amendment;

THIRD: The Amendment approved by the Board of Directors and stockholders of the Corporation reads in its entirety as follows:

“ARTICLE 1: The name of this corporation shall be ZANETT, INC.”

FOURTH: The Amendment was duly adopted and approved in accordance with Section 242 of the General Corporation Law.

FIFTH: The Corporation has notified the nonconsenting stockholders of the Corporation of the approval of the Amendment by partial written consent in accordance with Section 228 of the General Corporation Law

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been signed by the Secretary of this Corporation as of October 8, 2002.

PLANET ZANETT, INC.

By:	/s/ Pierre-George Roy,
Pierre-George Roy
Secretary